EXHIBIT 99.1

Contact:	D. Anthony Peay—Senior Vice President/ Chief Financial Officer (804) 632-2112
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moody, Dow Jones, Investor Relations Service
October 31, 2003	3:00 p.m.	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES ELECTS MORIN AND SLEDD TO BOARD

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares Corporation (Nasdaq: UBSH—News) is pleased to announce the election of R. Hunter Morin and Robert C. Sledd to its Board of Directors.

“We are pleased to have Hunter Morin and Bob Sledd join our Board of Directors,” said Ronald Hicks, Chairman of the Board of Union Bankshares. “Their backgrounds and experience in business and familiarity with our markets will make each a strong addition to the Union Bankshares team.”

Mr. Morin is the President and Founder of GeMROI Company, a Fredericksburg, Virginia marketing organization which provides marketing, merchandising, and sales for a variety of major millwork and building materials manufacturers. Prior to forming GeMROI in 1984, Mr. Morin was Executive Vice President of a leading steel door manufacturing company. He is also President and Founder of Mercantek Industrial Corporation, an importer/exporter of a variety of products, including building materials, hardware and millwork. In 1992, Mr. Morin co-founded The JIAN Group, an investment banking firm concentrating services in the building materials and building industry. Mr. Morin holds a B.A. from the University of North Carolina, Chapel Hill and lives in Fredericksburg, Virginia.

Mr. Sledd is the Chairman of the Board of Performance Food Group (Nasdaq: PFGC), one of the nation’s leading broadline foodservice distributors, based in Richmond, Virginia. PFGC is a Fortune 500 company and has been recognized by Fortune magazine as one of the 100 fastest growing companies in America each of the last 2 years. Sledd co-founded PFGC in 1987 and served as its President, prior to being named Chairman in 1995, and as CEO until 2001. He also served as President and on the Board of Taylor & Sledd Industries, Inc., a predecessor of PFGC. In addition, Mr. Sledd serves as a director of SCP Pool Corporation (Nasdaq: POOL), the world’s largest wholesale distributor of swimming pool supplies and related equipment. Mr. Sledd holds a B.A. from the University of Tennessee and lives in Richmond, Virginia.

Mr. Morin said, “I am honored to be elected to the Board of Directors of Union Bankshares Corporation, one of Virginia’s finest financial organizations and a strong corporate citizen. I look forward to working with management and the Board to maintain the standards of excellence and financial performance for which Union Bankshares is known.”

Mr. Sledd added, “Union Bankshares Corporation has quietly grown to be a strong and respected player in Virginia’s financial markets. Their progressive philosophy and customer service focus are trademarks that successful companies espouse to, particularly in the current business environment. I look forward to being a part of the Union Bankshares organization and contributing to and sharing in their success.”

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (19 locations in the counties of Caroline, Hanover, King George, King William, Spotsylvania, Stafford, Westmoreland and the City of Fredericksburg),

Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg in Williamsburg and Newport News. Union Bank and Trust also operates loan production offices in Manassas and Richmond, Virginia. In addition, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.